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                                                                    Exhibit 10.6

                               LICENSE AGREEMENT
                               -----------------

     THIS LICENSE AGREEMENT (the "Agreement") dated as of the 31st day of March, 2000, by and between by and between MICHAEL A. WATERS (the "Licensee"), residing at 372 N. Bateman Circle, Barrington Hills, Illinois and Blue Rhino Corporation, a Delaware corporation ("Licensor"), having its principal place of business at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina.

                              W I T N E S S E T H:
                              -------------------

     THAT, WHEREAS, Licensor purchased from Licensee the design of a certain gas heater for use in outdoor applications (the "Patio Heater") which is the subject of a applications for patents with the United States Patent & Trademark Office which are listed on Schedule A; and

     WHEREAS, pursuant to the Asset Purchase Agreement dated as of March 31, 1999, among International Propane Products, LLC ("IPP"), and Licensee, as Seller, and Licensor, as Buyer (the "Purchase Agreement"), the Licensor has agreed to execute and deliver this Agreement; and

     WHEREAS, Licensor has the right to grant licenses to make, use and vend Patio Heater and trade secret technology related to the production of Patio Heater, including the technology disclosed in the patent application and any related technology developed by Licensor hereafter (the "Trade Secret Technology"); and

     WHEREAS, Licensee desires to acquire from Licensor a license to make, use and vend the Patio Heater and the Trade Secret Technology upon the terms and conditions herein set forth; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agree as follows:

     1. Grant of License. After the occurrence of a Deficiency Event unless sooner terminated or modified as hereinafter provided, for a period during which a patent covering the Patio Heater provides to Licensor the exclusive right to make, use and vend the Patio Heater (the "Term"), Licensor hereby grants to Licensee the right and license (A) to manufacture, have manufactured, import, use and sell the Patio Heater throughout the United States, its territories, Canada and Mexico (the "Territory") and (B) to use the Trade Secret Technology for the sole purpose of manufacturing, having manufactured, using, and selling the Patio Heater in the Territory. Licensor agrees to apply for patents in the Territory and to maintain the patents during the Term.

     2. Power to Sublicense. Licensor hereby grants Licensee the right and power, After the occurrence of any Deficiency Event, (as hereinafter defined), to issue sublicenses to manufacture inside or outside of the Territory and sell the Patio Heater throughout the
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Territory and to disclose the Trade Secret Technology to such sublicensees during the Term, provided, however, that Licensee requires any such sublicensee, pursuant to a written agreement, to maintain the confidentiality of the Trade Secret Technology and use the Trade Secret Technology solely for the purpose of manufacturing the Patio Heater. Any such sublicense may be for all or any portion of the Territory and for all or less than the Term. Licensee shall promptly give reasonable notice to Licensor of any such sublicense and its basic terms and promptly provide Licensor with copies of any and all agreements relating thereto. As used herein a "Deficiency Event" is the first to occur of either (a) the failure of Blue Rhino to pay Deferred Purchase Price in the amount of the minimum required pursuant to the Purchase Agreement within thirty
(30) days after notice from Waters that the same is due and payable or (b) the end of the Deferred Payment Term (as defined in the Purchase Agreement).

     3. Royalties. In consideration of the license granted in this Agreement, Licensee agrees to pay to Licensor royalties ("Royalties") derived from sales of the Patio Heaters, whether by Licensee or by sublicensees, as hereinafter provided. The Royalties shall be one percent 1% of Net Sales as defined in the calculation of the Deferred Purchase Price under the Purchase Agreement except that Net Sales does not include sales to or at the direction of Licensor.

Licensee shall pay Licensor royalties pursuant hereto within thirty (30) days of the close of each and every calendar quarter of the Term, except that Licensee shall pay Licensor royalties for the last quarter of the year within ninety (90) days of the close of each and every calendar year of the Term, at which time adjustments, if any, to Net Profit and royalties will be made based on fiscal year end audited financial statements of the Licensee or, if audited financial statements are not prepared by an independent accountant, on the reviewed or compiled financial statements of the Licensee or its sublicensees. Licensee's royalty payments to Licensor shall be accompanied by a royalty report setting forth sales of the Patio Heater Net Sales for the appropriate period(s). Licensee will keep records showing the products sold or otherwise disposed of during the Term of this Agreement in such detail as to enable the amounts payable hereunder to be easily determined. Licensee shall also permit its books and records to be examined by Licensor up to twice annually to the extent necessary to verify the sales, Gross Profit, Fair Market Value, Cost of Good Sold, and royalty payments provided for herein. Such examination shall be made during normal business hours, at times convenient to Licensor and Licensee. In the event that such examination reveals an underpayment in the Royalties of more than 5%, Licensee shall pay Licensors' costs for such examination.

     4. No Duty to Exploit the Technology. During the Term the Licensee shall have no duty to promote the sale and use of the Patio Heater or to sublicense any manufacturer to manufacture the Patio Heater.

     5. Infringement. In the event it appears that one or more third parties are infringing any right of Licensor, Licensee shall notify Licensor of such apparent infringement. Licensor, after notice thereof to Licensee, may immediately commence and

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prosecute all legal proceedings necessary to prevent such infringement and shall be responsible for all costs relating to such legal proceedings. Licensee agrees to cooperate with the Licensor in connection with any infringement matters. Any payment by an infringer made in settlement of or by way of judgment or award or otherwise shall belong to Licensor. If Licensor fails to prevent any such infringement, Licensee may at its sole option and upon written notice to Licensor, immediately commence and prosecute, at its cost and expense, all legal proceedings necessary to prevent such infringement itself in the name of Licensor. In any such action Licensor shall cooperate with Licensee and may participate at Licensor's expense. Any payment by an infringer made in settlement of or by way of judgment or award or otherwise shall belong to Licensee.

     6. Confidentiality. Licensee acknowledges and agrees that (a) Licensor has expended significant money to purchase and maintain the secrecy of the Trade Secret Technology, and (b) if the Trade Secret Technology were disclosed to another person or entity contrary to this Agreement or used for the benefit of anyone other than Licensor or Licensee, Licensor would suffer irreparable harm, loss and damage. Accordingly, Licensee acknowledges and agrees that, unless the Trade Secret Technology becomes publicly known through legitimate origins:

     1) the Trade Secret Technology is, and at all times hereafter shall remain, the sole property of Licensor; and

     2) except as otherwise specifically permitted by this Agreement with respect to sublicensees, Licensee shall use its best efforts and the utmost diligence to guard and protect the Trade Secret Technology from any unauthorized use or disclosure to any other person or other entity.

Licensee also acknowledges and agrees that all documentary and tangible Trade Secret Technology is supplied or made available by Licensor to Licensee solely for the purposes of the license granted herein. Licensee further agrees that if the Term of the licensee granted herein terminates or is terminated at any time for any reason, Licensee and its sublicensees shall immediately return to Licensor all documentary and/or tangible Trade Secret Technology in their possession, custody, or control and not make or keep any copies, notes, abstracts, summaries, tapes or other record of any type of Trade Secret Technology.

     7. Default. Should a party to this Agreement consider the other party to be in breach of this Agreement, it shall notify the breaching part as to the breach. The breaching party shall have thirty (30) days from the notice to correct the breach and give notice of the correction to the non-breaching party. Should, after the thirty (30) day period following the notice of breach, the breach not be corrected, the non-breaching party may notify the breaching party that the Agreement is terminated, and the Agreement shall be terminated. Notwithstanding anything to the contrary set forth herein, if the default is of such a nature that cure commenced during such thirty day period cannot be completed within such period, this agreement may not be terminated so long as cure is commenced during such thirty day period and completed within one hundred and twenty days thereafter.

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     8.   Marking Agreement. Licensee agrees to mark each product which is the subject of claims of any issued and subsisting patent with appropriate notice of such patent pursuant to 35 U.S.C. (S)287(a).

     9. Transfer of License. The license granted to Licensee under this Agreement shall be indivisible and shall not be transferable without the Licensor's prior express written consent. Except for sublicensing as provided in
Section 2 of this Agreement, Licensee shall not sell, assign, transfer, convey, license, or encumber this Agreement, or any right or interest accruing under this Agreement, in whole or in part, without Licensor's prior express written consent except an assignment as collateral or, after foreclosure, by a secured party to a purchaser in a sale pursuant to notice given to Licensor at least ten days prior to the date of such sale, provided that such assignee agrees in writing to be bound to the terms hereof as Licensee. In the event of any such foreclosure sale Licensee shall be solely responsible for royalties accrued prior to the default pursuant to which the foreclosure occurs and the successor to Licensee's interest hereunder shall have no obligation for any such accrued royalties.

     10. Notices. Except as otherwise provided in this Agreement, all notices requests, consents, and other communications required or permitted under this Agreement shall be in writing and signed by the party giving notice, and shall be deemed to have been given when hand-delivered by personal delivery, or by Fedex or similar courier service or three (3) business days after being deposited in the United States mail, registered or certified mail, with postage prepaid, return receipt requested, addressed to the Licensee at his residence set forth above, or addressed to the Licensor c/o its principal place of business as set forth above, Attention: President, or to such other address as either party may designate for himself or itself by notice given to the other party from time to time in accordance with the provisions of this Agreement.

     11. Waiver of Breach. No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The waiver of any breach or condition of this Agreement by either party shall not constitute a precedent in the future enforcement of any of the terms and conditions of this Agreement.

     12. Headings and Recitals. The headings of Sections contained in this Agreement are merely for convenience of reference and shall not affect the interpretation of any of the provisions of this Agreement. This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party. Whenever the context so requires, the singular shall include the plural and vice versa. All words and phrases shall be construed as masculine, feminine or neuter gender, according to the context. The recitals to this Agreement are hereby incorporated herein as part of this Agreement.

     13. Severability. Whenever possible, each provision of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law,

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but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

     14. Entire Agreement. All discussions, correspondence, understandings, and agreements heretofore had or made between the parties relating to its subject matter are superseded by and merged into this Agreement and the Purchase Agreement and agreements delivered pursuant thereto, which alone fully and completely expresses the agreement between the parties regarding the Trade Secret Technology and the Patio Heater and the license to make, use and sell such devise, and the same is entered into with no party relying upon any statement or representation made by or on behalf of any party not embodied in this Agreement. Any modification of this Agreement may be made only by a written agreement signed by both of the parties to this Agreement.

     15. Arbitration. Any dispute between the parties arising under this Agreement which cannot be amicably resolved between the parties shall be resolved by arbitration in the Chicago metropolitan area in accordance with the following terms and conditions: Either party may deliver a notice to the other party which shall set forth in detail all issues which it believes constitute a dispute or grievance. Within twenty (20) days of the delivery of such notice, counsel for the parties shall mutually select an arbitrator. If the parties are unable to agree upon the selection of an arbitration within said twenty (20) days, then within seven (7) days thereafter, either party may request the JAMS/Endispute to submit a single panel consisting of a list of seven (7) disinterested persons who are qualified and willing to act as impartial arbitrators. Upon receipt of this list, the parties shall promptly flip a coin to determine who shall have first choice to strike a name, and then the parties shall proceed to strike alternatively and the person whose name remains shall be the arbitrator. Unless otherwise agreed by the parties, (a) the arbitration shall be conducted in accordance with the commercial arbitration rules of JAMS/Endispute, and (b) the arbitrator shall commence hearings within thirty
(30) days after he is selected and shall render his award in writing, together with his written findings and conclusions, as soon as possible after the hearing. The decision of the arbitrator shall be final and binding on the parties and may be confirmed by a court of competent jurisdiction. The arbitrator may consider only the particular issue or issues presented to him by the parties, and his decision must be based upon the provisions of this Agreement, the Purchase Agreement and any amendments hereto or thereto. The arbitrator shall have no power to add to, subtract from, alter or modify this Agreement or the Purchase Agreement, as amended. The arbitrator shall assess the costs of the arbitration of the parties as he determines to be appropriate. The parties to this Agreement agree that this Section has been included to resolve rapidly and inexpensively any disputes which may arise, and that submission of a dispute to arbitration in accordance with this Agreement shall constitute grounds for dismissal of any action commenced by any party with respect to a dispute arising out of or from any provisions of this Agreement. In any arbitration the

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prevailing party shall be entitled to an award of its reasonable attorney's fees, expert fees and costs.

     16. Choice of Law. This Agreement is being executed and delivered in the State of Illinois, and the validity, construction, and enforceability of this Agreement shall be governed in all respects by the domestic laws of the United States and the State of Illinois applicable to agreements made and to be performed entirely within the State of Illinois, without regard to the conflicts of laws principles of the State of Illinois or any other state.

     17. Counterparts. This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Licensing Agreement as of the date and year first above written.

MICHAEL A. WATERS (Licensee)           Blue Rhino Corporation
                                       (Licensor)



___________________________________    By:__________________________________
Michael A. Waters                           Its President



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